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                                                                EXHIBIT 23.1

                         Consent of Independent Auditors

Board of Directors and Shareholders
Coachmen Industries, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52378) pertaining to the Retirement Plan and Trust of Coachmen Industries, Inc., 2000 Omnibus Stock Incentive Program and Supplemental Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-59251) pertaining to the 1994 Omnibus Stock Incentive Program, Registration Statement (Form S-8 No. 2-64572) pertaining to the Employee Stock Purchase Plan of Coachmen Industries, Inc. and in the related Prospectus of our report dated January 30, 2003, with respect to the consolidated financial statements and financial statement schedule included in this Annual Report (Form 10-K) of Coachmen Industries, Inc. for the year ended December 31, 2002.


                                                /S/ Ernst & Young LLP


Grand Rapids, MI
March 24, 2003